HINTO ENERGY, INC.
                            ANNOUNCES APPOINTMENT OF
                        INDEPENDENT REGISTERED ACCOUNTANT


DENVER,  CO, Apr 17, 2013 (Marketwire via COMTEX) -- HINTO ENERGY,  INC. (OTCQB:
HENI) is pleased to announce that the Company has appointed Borgers & Cutler, CPAs PC of Denver, Colorado as the Company's Independent Registered Accountant or independent auditors. The Company made the change after experiencing scheduling issues with its prior auditor.

George Harris, the Company's Chief Executive and Chief Financial Officer, remarked, "We are excited to begin a working relationship with Borgers & Cutler CPA's as we continue to focus on building our oil and gas operations while keeping up with SEC filing requirements."


Hinto Energy, Inc. engages in the exploration, acquisition, and development of oil and gas properties. The Company was founded in 2011 and is based in Arvada, Colorado.

Notice Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which include among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies including without limitation, other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Contact Information:

Hinto Energy, Inc.
Gary Herick
Vice President - Finance
7609 Ralston Road
Arvada, CO 80002
(303) 647-4850
www.hintoenergy.us

Investor Relations:
DME Capital, LLC
David Elias
516-967-0205
Email Contact